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                                                                    Exhibit 10.1


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (this "AGREEMENT") is made as of June 29, 1998, among AppNet Systems, Inc., a Delaware corporation (the "COMPANY"), Smart Technology, L.L.C. ("SMART TECHNOLOGY") and GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR"). GTCR and Smart Technology are referred to herein collectively as the "PURCHASERS." Except as otherwise indicated herein, capitalized terms used herein are defined in Section 7 hereof.

         WHEREAS, the Company was incorporated on November 6, 1997;

         WHEREAS, the Company entered into a joint venture arrangement with Commerce Direct, Inc., a Delaware corporation, on December 18, 1997;

         WHEREAS, the Company acquired the assets of Arbor Intelligent Systems, Inc., a Michigan corporation, on March 12, 1998;

         WHEREAS, the Company acquired the assets of LOGEX International, L.L.C., a Delaware limited liability company, on April 30, 1998;

         WHEREAS, the Company currently has outstanding (i) 15,230,000 shares of its common stock, par value $.0005 per share (the "COMMON STOCK"), (ii) 266,796 shares of Series A-1 Convertible Preferred Stock, par value $.001 per share,
(iii) a warrant to purchase 31,250 shares of its Series B-1 Convertible Preferred Stock, par value $.001 per share; and (iv) a warrant to purchase 200,000 shares of Common Stock;

         WHEREAS, the Company has debt outstanding to the following entities in the following amounts: (i) $2,262,500 in principal, plus accrued interest owing on notes payable to Silicon Valley Bank, a California-chartered bank, (ii) $973,599 in principal, plus accrued interest owing on a subordinated note payable to Smart Technology, L.L.C. (the "SMART TECHNOLOGY LOAN"), (iii) $300,000 in principal, plus accrued interest due on a convertible note payable to LOGEX International, L.L.C. and (iv) a second loan from Smart Technology, L.L.C. in the amount of $100,000 (the "SECOND SMART TECHNOLOGY LOAN");

         WHEREAS, the Company, in consultation with GTCR, has determined that the Company's budgetary needs for the seven-month period beginning June 1, 1998 are as set forth in the pro forma monthly budget attached as EXHIBIT A hereto; and

         WHEREAS, the Purchasers desire to invest in the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereto agree as follows:


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         Section 1.        AUTHORIZATION AND CLOSING.

         1A. AUTHORIZATION OF THE STOCK. The Company shall authorize the issuance and sale to the Purchasers of up to 96,500 shares of its Class A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "CLASS A PREFERRED"), and 32,943,560 shares of Common Stock, each having the rights and preferences set forth in EXHIBIT C attached hereto. The Class A Preferred and the Common Stock are collectively referred to herein as the "STOCK."

         1B.      PURCHASE AND SALE OF THE STOCK.

                  (a) PURCHASE AND SALE BY GTCR. (i) At the Closing (as defined in Section 1C below), the Company shall sell to GTCR and, subject to the terms and conditions set forth herein, GTCR shall purchase from the Company 32,279,750 shares of Common Stock at a price of $0.1055 per share (together with the shares purchased by Smart Technology pursuant to Section 1B(b)(i), the "PURCHASED SHARES").

                  (ii) The Company operates a business in the information technology services industry and intends to make acquisitions which are synergistic with or otherwise complementary to its existing business. GTCR is committing to providing $98 million (including the amount invested to purchase the Purchased Shares) in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund the Company's working capital and such acquisitions, in each case as approved by the Company's board of directors (the "BOARD") and GTCR (an "APPROVED USE"). In order to implement the foregoing, GTCR shall purchase from time to time after the Closing, upon the written request of the Board in connection with such an Approved Use, up to 94,570 shares of Class A Preferred at a price of $1,000 per share as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events). At the time of any such purchase, GTCR shall be entitled to receive, and the Company shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as GTCR may reasonably request. At the time of any such purchase, GTCR shall reaffirm substantially the representations in Sections 6F and 6G of this Agreement. At the time of any such purchase, the Company will deliver to GTCR the certificates representing such shares of Class A Preferred purchased by GTCR, and GTCR will deliver to the Company a cashier's or certified check or a wire transfer of funds in the aggregate amount of the price per share of such shares MULTIPLIED BY the number of shares so purchased by GTCR. At the time of any such purchase, the Company shall provide notice of such purchase to Smart Technology (a "GTCR PURCHASE NOTICE").

                  (b) PURCHASE AND SALE BY SMART TECHNOLOGY. (i) At the Closing (as defined in Section 1C below), the Company shall sell to Smart Technology and, subject to the terms and conditions set forth herein, Smart Technology shall purchase from the Company, 663,810 shares of Common Stock at a price of $0.1055 per share. Smart Technology shall pay the purchase price for the shares purchased pursuant to this
         Section 1B(b)(i) by


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         cancellation of a pro rata portion of the principal amount of the Smart
         Technology Loan equal to such purchase price. At the Closing, Smart Technology shall surrender to the Company the existing promissory note evidencing the Smart Technology Loan and shall terminate the Loan Agreement between the Company and Smart Technology dated April 23,
         1998, and the Company shall (i) pay Smart Technology the accrued interest on the Smart Technology Loan as of Closing and (ii) issue to Smart Technology a subordinated note (the "SUBORDINATED NOTE") with an interest rate of 12% per annum representing the remaining amount due under the Smart Technology Loan, in the form attached hereto as EXHIBIT B.

                  (ii) Upon the purchase from time to time by GTCR of up to 94,570 shares of Class A Preferred pursuant to Section 1B(a) of the Purchase Agreement, Smart Technology will purchase, and the Company will sell up to an aggregate of 1,930 shares of Class A Preferred at a price of $1,000.00 per share (as adjusted from time to time as a result of stock splits, stock dividends, recapitalizations and similar events). The number of shares of Class A Preferred to be sold by the Company and purchased by Smart Technology at any time shall equal (i) 1,930 shares of Class A Preferred MULTIPLIED BY (ii) a fraction (A) the numerator of which will be the number of shares of Class A Preferred to be concurrently purchased by GTCR and (B) the denominator of which will be 94,570 shares. At the time of any such purchase, Smart Technology shall be entitled to receive, and the Company shall be obligated to deliver, the representations, warranties, information and documentation provided to GTCR pursuant to Section1B(a)(ii). At the time of any such purchase, the Company will deliver to Smart Technology the certificates representing such shares of Class A Preferred purchased by Smart Technology. At the time of any such purchase, Smart Technology shall reaffirm substantially the representations in Sections 6F and 6G of this Agreement. Smart Technology shall pay the purchase price for the shares purchased pursuant to this Section 1B(b)(ii), first, by cancellation of a pro rata portion of the principal amount of the Smart Technology Loan equal to such purchase price until the principal amount due under the Smart Technology Loan has been reduced to zero, and, thereafter, by delivery to the Company of a cashier's or certified check or a wire transfer of funds in the aggregate amount of the price per share of such shares MULTIPLIED BY the number of shares so purchased by Smart Technology.

                  (iii) In the event that Smart Technology does not purchase for any reason (regardless of any default or breach by the Company or any of its Subsidiaries) the shares of Class A Preferred to be purchased by it pursuant to Section 1B(b)(ii) above within 30 days of receipt of a GTCR Purchase Notice, the Company shall have the right to purchase, in which event Smart Technology and its transferees shall be obligated to sell, all shares of Common Stock purchased pursuant to Section 1B(b)(i) (a "STOCK REPURCHASE"), at a time and place designated by the Company (a "STOCK REPURCHASE CLOSING). At a Stock Repurchase Closing, Smart Technology and its transferees, as applicable, shall deliver to the Company duly executed instruments transferring good and marketable title to such shares of Common Stock to the Company free and clear of all liens and encumbrances (other than the Stockholders Agreement, as defined in Section


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         2E), against payment of the Stock Repurchase Price (1) by cashier's or certified check payable to Smart Technology or its transferee, as applicable, (2) in the form of a promissory note from the Company having a term no longer than five years, payable in sixty equal installments, at a market rate of interest and having other typical market terms, or (3) by wire transfer of immediately available funds to an account designated by Smart Technology or its transferee, as applicable. The "STOCK REPURCHASE PRICE" of the shares of Common Stock to be sold by Smart Technology pursuant to this Section 1B(b)(iii) shall be the lower of (A) $0.1055 per share or (B) the Fair Market Value of each share as of the Stock Repurchase Closing.

         1C. THE CLOSING. The closing of the purchase and sale of the Stock to be purchased pursuant to Sections 1B(a)(i) and 1B(b)(i) (the "CLOSING") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601 at 10:00 a.m. on June 29, 1998, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser stock certificates evidencing the Purchased Shares, registered in each Purchaser's name, upon payment of the purchase price thereof by a cashier's or certified check, or by wire transfer of immediately available funds to such account as designated by the Company (or, in the case of Smart Technology, in the manner described in Section 1B(b)(i)).

         Section 2. CONDITIONS OF THE PURCHASERS' OBLIGATION AT THE CLOSING. The obligation of the Purchasers to purchase and pay for the Stock at the Closing is subject to the satisfaction or waiver as of the Closing of the following conditions:

         2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing

         2B. SECOND RESTATED CERTIFICATE OF INCORPORATION. The Company's certificate of incorporation shall have been amended and restated in the form set forth in EXHIBIT C hereto (the "SECOND RESTATED CERTIFICATE OF INCORPORATION"), shall be in full force and effect under the laws of Delaware as of the Closing as so amended and restated and shall not have been further amended or modified.

         2C. AMENDMENT OF BYLAWS. The Company's bylaws shall have been amended and adopted by the Board in the form set forth in EXHIBIT D hereto and shall not have been further amended or modified.

         2D. MANAGEMENT AGREEMENTS. The Company shall have entered into senior management agreements, in form and substance substantially similar to EXHIBITS E-1, E-2, E-3 and E-4 attached hereto (the "MANAGEMENT AGREEMENTS"), with each of Ken S. Bajaj, Robert G. Harvey, Robert C. McCalley and Terrence M. McManus (collectively, the "EXECUTIVES"), and the

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Management Agreements shall not have been amended or modified and shall be in full force and effect as of the Closing.

         2E. STOCKHOLDERS AGREEMENT. The Company, the Purchasers, the Executives, the J. Sunny Bajaj Trust, the Rueben Bajaj Trust, Silicon Valley Bank, Anchor Financial Group, Inc. ("ANCHOR"), Pascal Luck, Robert M. Stewart, Thomas M. Davidson and Fairfax Management Company II, L.L.C., a Delaware limited liability company ("FMC"), shall have entered into a stockholders agreement in form and substance substantially similar to EXHIBIT F attached hereto (the "STOCKHOLDERS AGREEMENT"), and the Stockholders Agreement shall be in full force and effect as of the Closing.

         2F. PUT AGREEMENT. The Company and certain holders of the Company's stock identified on the attached ARBOR STOCKHOLDERS SCHEDULE (the "ARBOR STOCKHOLDERS") shall have entered into a stockholders agreement in form and substance substantially similar to EXHIBIT G attached hereto (the "PUT AGREEMENT"), and the Put Agreement shall be in full force and effect as of the Closing.

         2G. AIS LIQUIDATING CO., INC. REPURCHASE The Company and AIS Liquidating Co., Inc. ("AIS") shall have entered into an agreement to repurchase the shares of the Company's stock held by AIS in form and substance substantially similar to EXHIBIT H attached hereto (the "AIS AGREEMENT"), and the AIS Agreement shall be in full force and effect as of the Closing.

         2H. PROFESSIONAL SERVICES AGREEMENTS. The Company and GTCR shall have entered into a professional services agreement in form and substance substantially similar to EXHIBIT I attached hereto (the "GTCR PROFESSIONAL SERVICES AGREEMENT"), and the GTCR Professional Services Agreement shall be in full force and effect as of the Closing. The Company, FMC and Fairfax Consulting Company, L.L.C., a Delaware limited liability company ("FCC") shall have entered into a professional services agreement in form and substance substantially similar to EXHIBIT J attached hereto (the "FMC PROFESSIONAL SERVICES AGREEMENT"), and the FMC Professional Services Agreement shall be in full force and effect as of the Closing. The GTCR Professional Services Agreement and the FMC Professional Services Agreement shall be collectively referred to herein as the "PROFESSIONAL SERVICES AGREEMENTS."

         2I. REGISTRATION AGREEMENT. The Company, the Purchasers, the Executives, the J. Sunny Bajaj Trust, the Ruben Bajaj Trust, Silicon Valley Bank, Anchor, Pascal Luck, Robert M. Stewart, and Thomas M. Davidson and FMC shall have entered into a registration agreement in form and substance substantially similar to EXHIBIT K attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Closing.

         2J. COMMON STOCK REPURCHASE AGREEMENT. The Company and FMC shall have entered into a stock repurchase agreement in form and substance substantially similar to EXHIBIT L attached hereto (the "COMMON STOCK REPURCHASE AGREEMENT") pursuant to which the Company shall purchase shares of the Company's Common Stock from FMC and the Common Stock Repurchase Agreement shall be in full force and effect as of the Closing.

         2K. EXCHANGE OF SILICON VALLEY BANK WARRANT. Pursuant to an Exchange Agreement dated June 12, 1998 between Silicon Valley Bank and the Company which is attached hereto as EXHIBIT M, the warrant to purchase the Company's Series B Convertible Preferred Stock, par value $.001 per shares (the "SERIES B PREFERRED") held by Silicon Valley Bank, a California-chartered bank (the "SVB WARRANT") shall have been exchanged for (i) a warrant that on exercise entitles Silicon Valley Bank to receive 41,666 shares of Common Stock in form and substance substantially similar to EXHIBIT N attached hereto (the "SVB COMMON STOCK WARRANT") and (ii) a warrant that on exercise entitles Silicon Valley Bank to receive 121 shares of Class A Preferred in form and substance substantially similar to EXHIBIT O attached hereto (the "SVB PREFERRED STOCK WARRANT").

         2L. SMART TECHNOLOGY LOAN. The warrant to purchase 200,000 shares of Common Stock held by Smart Technology (the "SMART TECHNOLOGY WARRANT") that was issued to Smart Technology in connection with the Smart Technology Loan shall have been amended in the form set forth in EXHIBIT P and shall be in full force and effect.

         2M. JOINT VENTURE AGREEMENT. The Joint Venture Agreement between the Company (under its previous name, InterNet Applications, Inc.) and Commerce Direct International, Inc., a Delaware corporation, dated December 18, 1997 shall have been amended by the First Amendment to Joint Venture Agreement in the form set forth in EXHIBIT Q which shall be in full force and effect.

         2N. BROKERAGE RELEASES. The Company shall have obtained a release from Anchor as to any brokerage claims or finder's fees in the form set forth in EXHIBIT R which shall be in full force and effect (the "ANCHOR RELEASE"), and a release from Thomas Davidson as to any brokerage claims or finder's fees in the form set forth in EXHIBIT S which shall be in full force and effect (the "DAVIDSON RELEASE").

         2O. SILICON VALLEY BANK CONSENT. The Company shall have obtained the consent of Silicon Valley Bank to the transactions contemplated hereunder in the form set forth in EXHIBIT T which shall be in full force and effect (the "SVB CONSENT").

         2P. CLOSING DOCUMENTS. The Company shall have delivered to the Purchasers all of the following documents:

         (i) an Officer's Certificate, dated the date of the Closing, stating that the conditions specified in Sections 2A through 2O, inclusive, have been fully satisfied;

         (ii) certified copies of (a) the resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Put Agreement, the AIS Agreement, the Professional Services Agreements, the Registration Agreement, the Common Stock Repurchase Agreement and each of the other agreements contemplated hereby, the filing of the Second Restated Certificate of Incorporation referred to in Section 2B, the amendment of the Company's bylaws, the issuance and sale of the Stock and the consummation of all other transactions contemplated by this

Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the Second Restated Certificate of Incorporation referred to in Section 2B;

         (iii) certified copies of the Second Restated Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

         (iv) such other documents relating to the transactions contemplated by this Agreement as the Purchasers or its counsel may reasonably request.

         2Q. FEES AND EXPENSES. The Company shall have reimbursed the Purchasers for the fees and expenses as provided in Section 8A hereof.

         2R. WAIVER. Any condition specified in this Section 2 may be waived only if such waiver is set forth in a writing executed by the Purchasers.

         Section 3. COVENANTS.

         3A. FILING OF THIRD RESTATED CERTIFICATE OF INCORPORATION. As soon as possible following Closing (but in any event no later than one business day following Closing), the Company shall amend and restate its certificate of incorporation in the form set forth in EXHIBIT U hereto (the "THIRD RESTATED CERTIFICATE OF INCORPORATION"), and shall file the Third Restated Certificate of Incorporation with the Delaware Secretary of State so that it shall be in full force and effect under the laws of Delaware as so amended and restated.

         3B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Prior to the initial public offering of the Common Stock of the Company, the Company shall deliver to each Purchaser (so long as such Purchaser holds any Stock) and to each holder of at least 15% of the Investor Preferred and each holder of at least 15% of the Investor Common:

                  (i) as soon as available but in any event within 30 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), subject to the absence of footnote disclosures and to normal year-end adjustments;

                  (ii) accompanying the financial statements referred to in (i) above, an Officer's Certificate stating that neither the Company nor any of its Subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                  (iii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with GAAP and accompanied by (a) with respect to the consolidated portions of such statements (except with respect to budget data), an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing acceptable to the holders of a majority of each of the Investor Preferred and the Investor Common, and (b) a copy of such firm's annual management letter to the Board;

                  (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

                  (v) at least 10 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

                  (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other event or circumstance affecting the Company or any Subsidiary which is reasonably likely to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries, taken as a whole (including the filing of any material litigation against the Company or any Subsidiary or the existence of any material dispute with any Person which involves a reasonable likelihood of such litigation being commenced) (a "MATERIAL ADVERSE EFFECT"), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto; and

                  (vii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 3B may reasonably request.

Each of the financial statements referred to in subsections (i) and (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments

(none of which would alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

         3C. INSPECTION OF PROPERTY. The Company shall permit any representatives designated by a Purchaser (so long as such Purchaser holds any Stock) or any holder of at least 15% of the outstanding Investor Preferred or at least 15% of the outstanding Investor Common, upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries; provided that the Company shall have the right to have its chief financial officer present at any meetings with the Company's independent accountants.

         3D. RESTRICTIONS. The Company shall not, without the prior written consent of the holders of a majority of the Investor Preferred or, in the event no Investor Preferred is outstanding, without the prior written consent of the holders of a majority of the Investor Common:

                  (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities, other than payments of dividends on, or redemption payments in respect of, the Class A Preferred pursuant to the Third Restated Certificate of Incorporation;

                  (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities), other than (a) purchases of Common Stock held by AIS in an amount not to exceed $789,192 and (b) purchases of Common Stock pursuant to the Put Agreements;

                  (iii) except as expressly contemplated by this Agreement and the Management Agreements and except for the issuance of the Company's capital stock upon exercise or conversion of the SVB Common Stock Warrant, the SVB Preferred Stock Warrant, the Smart Technology Warrant and the issuance pursuant to the Anchor Release, authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise), or permit any Subsidiary to authorize, issue, sell or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) or (b) any equity securities (or any securities convertible into or exchangeable for any equity securities) or rights to acquire any equity securities, other than the issuance of equity securities by a Subsidiary to the Company or another Subsidiary;

                  (iv) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a wholly owned Subsidiary);

                  (v) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 10% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

                  (vi) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

                  (vii) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture;

                  (viii) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than the information technology services business;

                  (ix) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates or any individual related by blood, marriage or adoption to any such Person (a "RELATIVE") or any entity in which any such Person or individual owns a beneficial interest (a "RELATED ENTITY"), except for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement, the Management Agreements and the Professional Services Agreements; or

                  (x) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness exceeding 105% of the amounts approved therefor by the Board in the annual budget.

This Section 3D shall terminate upon GTCR and the GTCR Funds collectively failing to hold at least 15% of the Investor Common.

         3E. AFFIRMATIVE COVENANTS. So long as the Purchasers hold any Stock, the Company shall, and shall cause each Subsidiary to:

                  (i) comply with all applicable laws, rules and regulations of all Governmental authorities, the violation of which would reasonably be expected to have a Material

         Adverse Effect, and pay and discharge when payable all taxes, assessments and governmental charges (except to the extent the same are being contested in good faith and adequate reserves therefor have been established); and

                  (ii) enter into and maintain appropriate nondisclosure and noncompete agreements with its key employees.

         3F. CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         3G. AMENDMENT OF OTHER AGREEMENTS. The Company shall not amend, modify or waive any provision of any Management Agreement or the FMC Professional Services Agreement without the prior written consent of the holders of a majority of the Investor Preferred (or, if no Investor Preferred is then outstanding, the holders of a majority of the Investor Common), and the Company shall enforce the provisions of the Management Agreements and the FMC Professional Services Agreement and shall exercise all of its rights and remedies thereunder including, without limitation, any repurchase options and first refusal rights) unless it is otherwise directed by the holders of a majority of the Investor Preferred (or, if no Investor Preferred is then outstanding, the holders of a majority of the Investor Common). This Section 3G shall terminate upon GTCR and the GTCR Funds collectively failing to hold at least 15% of the Investor Common.

         3H. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose a Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchasers, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to such Purchasers describing in reasonable detail the proposed content of such disclosure and shall permit such Purchasers to review and comment upon the form and substance of such disclosure.

         3I. UNRELATED BUSINESS TAXABLE INCOME. The Company shall not engage in any transaction which is reasonably likely to cause GTCR or any of its limited partners which are exempt from income taxation under Section 501 (a) of the IRC and, if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and Section 514 of the IRC.

         3J. HART-SCOTT-RODINO COMPLIANCE. In connection with any transaction in which the Company is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR ACT"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

         Section  4. TRANSFER OF RESTRICTED SECURITIES.

                  (i) Restricted Securities are transferable only pursuant to
         (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available and
         (c) subject to the conditions specified in Section (ii) below, any other legally available means of transfer.

                  (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4(i)(a) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of Kirkland & Ellis or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Kirkland & Ellis or such other counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4(iv). If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its acknowledgment of, and agreement to be bound by, the conditions and representations contained in this Section, Section 6F and Section 6G. This Section 4(ii) shall not apply to any transfer of any Restricted Securities between and among GTCR and its Affiliates.

                  (iii) Upon the request of any Purchaser, the Company shall promptly supply to any Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

                  (iv) Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

                  The securities represented by this certificate were originally issued on [DATE OF ISSUANCE] and have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of June 29, 1998, between the issuer (the "Company") and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge.

         Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchasers to enter into this Agreement and purchase the Stock, the Company hereby represents and warrants to each Purchaser that:

         5A. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to qualify might be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Second Restated Certificate of Incorporation and bylaws which have been furnished to the Purchasers' counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Company is not in default under or in violation of any provision of its Second Restated Certificate of Incorporation or bylaws. The minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company are correct and complete.

         5B.      CAPITAL STOCK AND RELATED MATTERS.

                  (i) The attached CAPITALIZATION SCHEDULE sets forth the authorized capital stock of the Company, the name of each Person holding any such capital stock (including any options, warrants or other rights to purchase any equity securities or capital stock) and any securities convertible or exchangeable into any equity securities or capital stock of the Company and the amount and type of such securities held by such Persons as of the date hereof. Except as set forth in the CAPITALIZATION SCHEDULE, as of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans other than pursuant to and as contemplated by this Agreement, the Management Agreements and the Redemption Option Agreement between the Company and Arbor Intelligent Systems, Inc. dated as of March 12, 1998 (the "REDEMPTION OPTION AGREEMENT"). As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except pursuant to this Agreement, the Put Agreement, the AIS Agreement, the Common Stock Repurchase Agreement, the FMC Professional Services Agreement, the Management Agreements and the Company's Second Restated Certificate of Incorporation, as amended and restated pursuant to EXHIBIT B hereof, or except as set forth in the CAPITALIZATION SCHEDULE. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable and were not issued in violation of any statutory or contractual preemptive rights or similar restrictions.

                  (ii) There are no statutory or, to the Company's Knowledge, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Stock hereunder or the issuance of the Stock pursuant to Section 1B hereof, except as expressly provided herein. Based in part on the investment representations of the Purchasers in Section 6F and Section 6G hereof and of the Executives in the Management Agreements, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Stock hereunder and pursuant to Section 1B hereof do not and will not require registration under the Securities Act or any applicable state securities laws. To the Company's Knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Stockholders Agreement, the Put Agreement, the AIS Agreement, the Common Stock Repurchase Agreement, the FMC Professional Services Agreement, the Management Agreements, the Redemption Option Agreement and the Subscription Agreements dated February 10, 1998 between the Company and each of Ken S.
         Bajaj and FMC that will be amended as of the Closing.

         5C. SUBSIDIARIES; INVESTMENTS. The SUBSIDIARY SCHEDULE sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation,
(ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Either the Company or one of its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. Except as set forth on the SUBSIDIARY SCHEDULE, there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

         5D. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Put Agreement, the Professional Services Agreements the Registration Agreement, the Common Stock Repurchase Agreement and all other agreements contemplated hereby to which the Company is a party and the filing of the Second Restated Certificate of Incorporation have been duly authorized by the Company and no other corporate act or proceeding on the part of the Company, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any other agreement contemplated hereby to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement, the Management Agreements, the Stockholders Agreement, the Put Agreement, the Professional Services Agreements, the Registration Agreement, the Common Stock Repurchase Agreement, the Second Restated Certificate of Incorporation and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Management Agreements, the Stockholders Agreement, the Put Agreement, the Professional Services Agreements, the Registration Agreement, the Common Stock Repurchase Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Stock hereunder and pursuant to Section 1B, the amendment and restatement of the Company's certificate of incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company or any of its Subsidiaries pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Company's certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or any law, statute, rule or regulation to which the Company or any of its Subsidiaries is subject, or any agreement, instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or by which it is bound (except for the SVB Consent, which will be delivered at Closing).

         5E. FINANCIAL STATEMENTS. Attached hereto as the FINANCIAL STATEMENTS
SCHEDULE is the unaudited consolidated and consolidating balance sheet as of May 31, 1998 (the "LATEST BALANCE SHEET") and the related statements of income and cash flows for the 5-month period then ended. The foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) (i) has been prepared in accordance with GAAP and (ii) presents fairly the financial condition, results of operations, shareholders' equity, and cash flows of the Company, as applicable, as of the times and for the periods referred to therein in accordance with GAAP subject, in the case of interim financial statements, to the absence of footnotes and to normal year-end adjustments (none of which would be material, individually or in the aggregate).

         5F. INDEBTEDNESS. Except as set forth on the attached INDEBTEDNESS SCHEDULE, the Company has no Indebtedness. The INDEBTEDNESS SCHEDULE accurately reflects the amount required to prepay as of the Closing Date all of the Company's Indebtedness, including all accrued interest and prepayment premiums or penalties.

         5G. LIABILITIES. Except as set forth on the attached LIABILITIES SCHEDULE, the Company and its Subsidiaries do not have any material obligations or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any Subsidiary, whether due or to become due and regardless of when asserted) other than: (i) liabilities set forth on the Latest Balance Sheet; (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit); (iii) other liabilities and obligations expressly disclosed in the other schedules to this Agreement.

         5H. NO MATERIAL ADVERSE EFFECT. Since the date of the Latest Balance Sheet, there has occurred no fact, event or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect. Except as set forth on the attached EXTRAORDINARY TRANSACTIONS SCHEDULE, since the date of the Latest Balance Sheet, the Company and its Subsidiaries have conducted its business only in the ordinary course of business consistent with past practice.

         5I.      ABSENCE OF CERTAIN DEVELOPMENTS.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached DEVELOPMENTS SCHEDULE, since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not:

                           (a) issued any notes, bonds or other debt securities
                  or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (b) borrowed any amount or incurred or become subject
                  to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                           (c) discharged or satisfied any Lien or paid any
                  obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (d) declared or made any payment or distribution of
                  cash or other property to holders of its capital stock or ownership interests with respect to such stock or ownership interests or purchased or redeemed any shares of its capital stock or other equity securities or ownership interests (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities or ownership interests);

                           (e) mortgaged or pledged any of its properties or
                  assets or subjected them to any material Lien, except for any Permitted Liens;

                           (f) sold, assigned, leased or transferred any of its
                  tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

                           (g) sold, assigned, leased, licensed or transferred
                  any Intellectual Property Rights or other intangible assets, or disclosed any material proprietary confidential information to any Person, or abandoned or permitted to lapse any Intellectual Property Rights or other intangible asset;

                           (h) suffered any extraordinary losses or waived any
                  rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                           (i) delayed or postponed the payment of any accounts
                  or commissions payable or any other liability or obligations or agreed or negotiated with any party to extend the payment date of any accounts or commissions payable or accelerated the collection of any notes, accounts or commissions receivable;

                           (j) made capital expenditures or commitments that
                  aggregate in excess of $10,000;

                           (k) made any charitable contributions or pledges;

                           (l) suffered any damage, destruction or casualty loss
                  exceeding in the aggregate $10,000 whether or not covered by insurance;

                           (m) made any loans or advances to, Investment in, or
                  guarantees for the benefit of, any Person or taken steps to incorporate any Subsidiary;

                           (n) made any change in any method of accounting or
                  accounting policies;

                           (o) entered into any other transaction, other than in
                  the ordinary course of business, or entered into any other material transactions, whether or not in the ordinary course of business;

                           (p) entered into any employment or consulting
                  contract (written or oral) or changed the employment terms for any employee or agent or made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement; or

                           (q) agreed, whether orally or in writing, to do any
                  of the foregoing.

                  (ii) The Company and its Subsidiaries have not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

         5J. ASSETS. Except as set forth on the attached ASSETS SCHEDULE, the Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, or a valid license to use, the properties and assets, tangible or intangible, used by it, located on its premises or, if applicable, shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for inventory disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Permitted Liens. Except as described on the ASSETS SCHEDULE, all of the Company and its Subsidiaries's equipment and other tangible assets (whether owned or leased) are in good condition (except for ordinary wear and tear) and are fit for use in the ordinary course of business. Except as set forth on the ASSETS SCHEDULE, as of the Closing, the Company and its Subsidiaries shall own, or have a valid leasehold interest in, or a valid license to use, all the assets or rights necessary for the conduct of its businesses as presently conducted.

         5K.      REAL PROPERTY.

                  (i) LEASED PROPERTIES. The attached LEASED REAL PROPERTY SCHEDULE sets forth a list of all of the leases and subleases ("LEASES") and each leased and subleased parcel of real property in which the Company and its Subsidiaries have a leasehold and subleasehold interest (the "LEASED REAL PROPERTY"). The Company and its Subsidiaries hold a valid and existing leasehold or subleasehold interest under each of the Leases. With respect to each Lease listed on the LEASED REAL PROPERTY SCHEDULE, there are no disputes, oral agreements, or forbearance programs in effect as to such Lease and the Company and its Subsidiaries have not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in such Lease. With respect to each lease and sublease listed on the LEASED REAL PROPERTY SCHEDULE: (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect and will continue to be so on identical terms immediately following the Closing; (b) neither the Company and its Subsidiaries nor any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice of lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under the lease or sublease; (c) neither the Company and its Subsidiaries nor any Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; (d) all buildings, improvements or other property leased or subleased thereunder are supplied with utilities and other services necessary for the operation thereof (including gas, electricity, water, telephone, sanitary and storm sewer, and access to public roads); and (e) with respect to each sublease, to the Knowledge of the Company the representations and warranties set forth in subparagraphs (a) through (d) above are true and correct with respect to the underlying lease.

                  (ii) REAL PROPERTY DISCLOSURE. Except as disclosed on the attached LEASED REAL PROPERTY SCHEDULE, there is no real property leased or owned which is used in the business of the Company and its Subsidiaries. The Company and its Subsidiaries do not own any real property.

                  (iii) CURRENT USE. There is no known violation of any covenant, condition, restriction, easement, agreement or order of any governmental authority having jurisdiction over any the Leased Real Property that affects such real property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Leased Real Property that, individually or in the aggregate, has had or resulted in, or will have or result in, a significant adverse effect on the operation of the business the Company and its Subsidiaries. To the Company's Knowledge, no current use by the Company and its Subsidiaries of the Leased Real Property is dependent on a nonconforming use or other approval from a governmental authority, the absence of which would significantly limit the use of any of the properties or assets in the operation of the business.

                  (iv) CONDITION AND OPERATION OF IMPROVEMENTS. All buildings and all components of all buildings, structures and other improvements included within the Leased Real Property (the "IMPROVEMENTS"), are in good condition and repair and adequate to operate such facilities as currently used. All utilities and other similar systems serving the Leased Real Property are installed and operating and are sufficient to enable the Leased Real Property to continue to be used and operated in the manner currently being used and operated.

         5L. TAX MATTERS. Except as set forth on the attached TAXES SCHEDULE:

                  (i) The Company and its Subsidiaries have filed all Tax Returns which they are required to file under applicable laws and regulations, and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations; the Company and its Subsidiaries have paid all Taxes due and owing by them (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

                  (ii) The Company and its Subsidiaries have not (a) waived any statute of limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed or
         (b) consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any foreign, federal, state or local taxing authority;

                  (iii) The accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the Closing Date (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                  (iv) The Company and its Subsidiaries have not received from any foreign, federal, state or local taxing authority (including, but not limited to, jurisdictions where the Company and its Subsidiaries have filed Tax Returns) any (a) notice indicating an intent to open an audit or other review, (b) request for information related to Tax matters or (c) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority against the Company and its Subsidiaries and furthermore, the Company and its Subsidiaries have no pending foreign, federal, state or local Tax audits or administrative or judicial proceedings;

                  (v) The Company and its Subsidiaries have never been a member of an Affiliated Group, other than one in which the Company was the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return other than one filed by the Company;

                  (vi) The Company and its Subsidiaries have not made an election under Section 341(f) of the IRC and Purchasers will not be required to deduct and withhold any amount pursuant to IRC Section 1445(a) upon the purchase of the Stock; and

                  (vii) The Company and its Subsidiaries have not made any payments, and are not and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the IRC (or any corresponding provision of state, local or foreign income Tax law).

         5M.      CONTRACTS AND COMMITMENTS.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE or the attached EMPLOYEE BENEFITS SCHEDULE, the Company and its Subsidiaries are not party to or bound by any written or oral: (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements; (b) contract for the employment of any officer, individual, employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $50,000 or contract relating to loans to officers, directors or Affiliates or contract providing for the payment of any cash compensation or benefits upon the consummation of the transactions contemplated hereby; (c) contract under which the Company and its Subsidiaries have advanced, loaned or invested or agreed to advance, loan or invest monies to or in any other Person; (d) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries; (e) guaranty of any obligation or any letter of credit arrangement; (f) lease or agreement under which the Company or its Subsidiaries are lessees of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $10,000;
         (g) lease or agreement under which the Company or its Subsidiaries is a lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company and its Subsidiaries; (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $10,000; (i) assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property); (j) warranty agreement with respect to its services rendered or any products sold or leased; (k) agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights); (l) sales representative, sales, distribution or franchise agreement; (m) outstanding power of attorney or other agency agreement; (n) nondisclosure or confidentiality agreements; (o) contract relating to the marketing, advertising or promotion of its services or products; (p) agreement with a term of more than six (6) months which is not terminable by the Company and its Subsidiaries upon 30 days' or less notice without penalty; (q) contract, agreement or other arrangement with any officer, director, stockholder, employee or Affiliate or any Affiliate of any officer, director, stockholder or employee, or any Affiliate of the Company and its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest; (r) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or (s) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $10,000 annually, whether or not in the ordinary course of business.

                  (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. The Company and its Subsidiaries have performed all material obligations required to be performed by it under such contracts, agreements and instruments and are not in material default under or in material breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company and its Subsidiaries are subject; no event has occurred which it is foreseeable with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by the Company and its Subsidiaries under any contract, agreement or instrument to which the Company and its Subsidiaries are subject; the Company and its Subsidiaries do not have any present expectation or intention of not fully performing all such obligations on a timely basis; the Company has no Knowledge of any material breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment to which the Company and its Subsidiaries are a party; and the Company and its Subsidiaries are not a party to any contract or commitment that might reasonably be expected to have a Material Adverse Effect.

                  (iii) The Purchasers' special counsel has been supplied with a true and correct copy of, or been provided access to, each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

         5N.      INTELLECTUAL PROPERTY RIGHTS.

         (a) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company and its Subsidiaries, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company and its Subsidiaries, and (c) material unregistered Intellectual Property Rights owned or used by the Company and its Subsidiaries. The INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all material licenses and other rights granted by the Company and its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company and its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company and its Subsidiaries own all right, title and interest to, free and clear of all Liens, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted. Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company and its Subsidiaries would not reasonably be expected to have a Material Adverse Effect, and no such loss or expiration is pending or, to the Company's Knowledge, threatened. The Company has taken all reasonably necessary actions to maintain and protect the Intellectual Property Rights which it owns.

         (b) Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, (a) the Company and its Subsidiaries own all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Liens, (b) there have been no claims made asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and, to the Company's Knowledge, there are no valid grounds for the same, (c) to the Company's Knowledge, there is no infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company license any rights from a third party), (d) the conduct of the businesses of the Company and its Subsidiaries has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons and (e) to the Company's Knowledge, the Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement shall have no material adverse effect on the right, title and interest of the Company and its Subsidiaries in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE.

         (c) To the Company's Knowledge, none of the computer software (other than commercially available licensed software), computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company or its Subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         (d) None of the products and services sold, licensed, rendered, or otherwise provided by the Company or its Subsidiaries in the conduct of their respective businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and, accordingly, neither the Company nor its Subsidiaries will be subject to any claim, demand, action, suit, liability, damage, material loss, or material expense arising from, or related to, circumstances where such products and services malfunction, cease to function, generate incorrect data, or produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

         5O. GOVERNMENT LICENSES AND PERMITS. The attached PERMITS SCHEDULE contains a complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or agencies or other similar rights owned, possessed or used by the Company and its Subsidiaries in the conduct of their business and the ownership of their properties (collectively, the "LICENSES"). The Company and its Subsidiaries own or possess all right, title and interest in and to all of the Licenses and the Licenses constitute all permits, licenses, franchises, certificates, approvals and other authorizations necessary for the conduct of the business of the Company and its

Subsidiaries. The Company and its Subsidiaries are in compliance with the terms and conditions of the Licenses and have received no notices that they are in violation of any of the terms or conditions of such Licenses or alleging the failure to hold or obtain any permit, license, franchise, certificate, approval or authorization. The Company and its Subsidiaries have taken all necessary action to maintain such Licenses. No loss or expiration of any License is pending or, to the Knowledge of the Company, threatened, other than expiration in accordance with the terms thereof and all of such Licenses shall be owned or available for use by the Company and its Subsidiaries on substantially identical terms immediately after the Closing.

         5P. LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the Company's Knowledge, threatened against or affecting the Company and its Subsidiaries (or to the Company's Knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which could have a Material Adverse Effect; the Company and its Subsidiaries are not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's Knowledge, any governmental investigations or inquiries; and, to the Company's Knowledge, there is no basis for any of the foregoing. The Company and its Subsidiaries are not subject to any judgment, order or decree of any court or other governmental agency.

         5Q. BROKERAGE. Except as set forth on the attached BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company and its Subsidiaries. The Company and its Subsidiaries shall pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         5R. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company and its Subsidiaries of this Agreement or the other agreements contemplated hereby, or the consummation by the Company and its Subsidiaries of any other transactions contemplated hereby or thereby.

         5S. INSURANCE. The attached INSURANCE SCHEDULE contains a list of each insurance policy maintained by the Company and its Subsidiaries with respect to their properties, assets and businesses, and each such policy is in full force and effect. The Company and its Subsidiaries are not in default with respect to its obligations under any insurance policy maintained by it, and has not been denied insurance coverage. Except as set forth on the INSURANCE SCHEDULE, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all of the anticipated liabilities of the Company and its Subsidiaries with respect to any such self-insurance or co-insurance programs.

         5T. EMPLOYEES. Except as set forth on the attached EMPLOYEES SCHEDULE, the Company has no Knowledge that any executive or any key employee of the Company and its Subsidiaries or any group of employees of the Company and its Subsidiaries has any plans to terminate his or her employment with the Company or its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company has no Knowledge of and has never experienced any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company nor, to the Company's Knowledge, any of the employees of the Company and its Subsidiaries are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company, except for agreements between the Company and its present and former employees.

         5U. ERISA. Except as set forth on the attached EMPLOYEE BENEFITS SCHEDULE, the Company and its Subsidiaries do not maintain or have any obligation to contribute to or any other liability with respect to or under (including but not limited to current or potential withdrawal liability), nor has it ever maintained or had any obligation to contribute to or any other liability with respect to or under, (i) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law), (ii) any "multiemployer plan"(as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated, (iv) any employee plan which is a tax-qualified "defined contribution plan" as defined in Section 3(34) of ERISA), whether or not terminated, or (v) any other plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. For purposes of this Section 5U, the term "Company" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC. With respect to the plans set forth on the EMPLOYEE BENEFITS SCHEDULE (the "PLANS"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued. The Plans and all related, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. The Company has timely complied in all material respects with all reporting and disclosure obligations as they apply to the Plans, and the Company has complied in all material respects with the requirements of COBRA.

         5V. LEGAL COMPLIANCE. Each of the Company and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect.

         5W. AFFILIATED TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, employee, shareholder or Affiliate of the Company and its Subsidiaries or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any interests in any property used by the Company or its Subsidiaries.

         5X. OFFICERS AND DIRECTORS; BANK ACCOUNTS. The attached OFFICERS, DIRECTORS AND BANK ACCOUNTS SCHEDULE lists all officers and directors of the Company and its Subsidiaries, and all of the bank accounts of the Company and its Subsidiaries (designating each authorized signatory and the level of each signatory's authorization).

         5Y. PRODUCT WARRANTY. All of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries have conformed with all applicable contractual commitments and all express and implied warranties, and except as set forth on the attached PRODUCT WARRANTY SCHEDULE, none of the Company and its Subsidiaries has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Latest Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries. All of the products manufactured, sold, leased, and delivered by the Company and its Subsidiaries are subject to standard terms and conditions of sale or lease. The PRODUCT WARRANTY SCHEDULE includes copies of the standard terms and conditions of sale or lease for each of the Company and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

         5Z. ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on the attached ENVIRONMENTAL SCHEDULE, the Company and its Subsidiaries have complied and are in compliance with all Environmental and Safety Requirements (including without limitation all permits and licenses required thereunder). The Company and its Subsidiaries have received no oral or written notice of any violation of, or any liability (contingent or otherwise), investigatory, corrective or remedial obligation under, any Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements. To the Company's Knowledge, the Company and its Subsidiaries have not released, disposed of or transported or arranged for the disposal of any hazardous substance or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities under CERCLA, the Resource Conservation and Recovery Act (as amended) or any other Environmental and Safety Requirements. To the Company's Knowledge, there are no underground storage tanks, asbestos-containing material in any form and condition, polychlorinated biphenyls or landfills, surface impoundments or disposal areas at any property or facility owned or operated by the Company or its Subsidiaries. To the Company's Knowledge, no Environmental Lien has attached to any property owned, leased or operated by the Company or its Subsidiaries. To the Company's Knowledge, no facts or circumstances with respect to the past or current operation or facilities of the Company and its Subsidiaries or any predecessor or affiliate thereof (including, without limitation any onsite or offsite disposal or release of hazardous materials, substances or wastes) would give rise to any liability or corrective or remedial obligation under any Environmental and Safety Requirements. Except as set forth on the Environmental Schedule, to the Company's Knowledge, neither the Company and its Subsidiaries, nor any of its predecessors or affiliates has, either expressly or by operation of law, assumed or undertaken any liability or obligation of any other Person relating to Environmental and Safety Requirements.

         5AA. SUPPLIERS AND CUSTOMERS. The SUPPLIERS AND CUSTOMERS SCHEDULE attached hereto accurately sets forth a list of the top ten vendors and service providers and the top fifteen customers of the Company by volume of commissions for the fiscal year ended December 31, 1997. No material supplier, vendor or service provider of the Company or its Subsidiaries has given the Company or its Subsidiaries notice that it shall stop, or materially decrease the rate of, or materially and adversely change the terms with respect to, paying any commissions to the Company and its Subsidiaries or supplying materials, products or services to the Company and its Subsidiaries (whether as a result of the transaction contemplated hereby or otherwise). No material customer of the Company or its Subsidiaries has given the Company or its Subsidiaries notice that it shall stop, or materially decrease the rate of, buying services or any materials or products from the Company or its Subsidiaries (whether as a result of the transaction contemplated hereby or otherwise).

         5BB. DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchasers by or on behalf of the Company and its Subsidiaries with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company and its Subsidiaries have not disclosed to the Purchasers and of which any of its officers, directors or executive employees is aware and which has had or might reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries.

         5CC. ACQUISITION PROPOSALS. The Company and its Subsidiaries are not a party to or bound by any agreement with respect to any Acquisition Proposal (other than this Agreement) and the Company and its Subsidiaries have terminated all discussions with any third party (other than Purchasers) regarding any Acquisition Proposal.

         Section 6. REPRESENTATION AND WARRANTIES OF THE PURCHASERS. As a material inducement to the Company to enter into this Agreement and sell the Purchased Shares hereunder, each Purchaser hereby represents and warrants, as to itself (as applicable) and not as to any other Purchaser, that:

         6A. ORGANIZATION, CORPORATE POWERS AND LICENSES OF SMART TECHNOLOGY. Smart Technology is duly organized, validly existing and in good standing under the laws of the jurisdiction in which Smart Technology is organized. Smart Technology possesses all requisite power and authority and all material licenses, permits and authorizations necessary to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

         6B. AUTHORIZATION; NO BREACH BY SMART TECHNOLOGY. The execution, delivery and performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreements, the Registration Agreement, and all other agreements contemplated hereby to which Smart Technology is a party or a beneficiary have been duly authorized by Smart Technology. This Agreement, the Management Agreements, the Stockholders Agreement, the FMC Professional Services Agreement, the Registration Agreement, and all other agreements contemplated hereby to which Smart Technology is a party or beneficiary each constitutes a valid and binding obligation of Smart Technology, enforceable in accordance with its terms. This Agreement, the Management Agreements, the Stockholders Agreement, the FMC Professional Services Agreements, the Registration Agreement, and all other agreements contemplated hereby and the fulfillment of and compliance with the respective terms hereof and thereof by Smart Technology, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions, (ii) constitute a default under, (iii) result in the violation of, or require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with any court, administrative or governmental body or agency pursuant to, the organizational documents of Smart Technology, or any law, statute, rule or regulation to which Smart Technology is subject, or any agreement, instrument, order, judgement or decree to which Smart Technology is subject.

         6C. ORGANIZATION, CORPORATE POWERS AND LICENSES OF GTCR. GTCR is duly organized, validly existing and in good standing under the laws of the jurisdiction in which GTCR is organized. GTCR possesses all requisite power and authority and all material licenses, permits and authorizations necessary to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.

         6D. AUTHORIZATION; NO BREACH BY GTCR. The execution, delivery and performance of this Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreements, the Registration Agreement, and all other agreements contemplated hereby to which GTCR is a party or a beneficiary have been duly authorized by GTCR. This Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreements, the Registration Agreement, and all other agreements contemplated hereby to which GTCR is a party or a beneficiary each constitutes a valid and binding obligations of GTCR, enforceable in accordance with its terms. This Agreement, the Management Agreements, the Stockholders Agreement, the Professional Services Agreements, the Registration Agreement, and all other agreements contemplated hereby and the fulfillment of and compliance with the respective terms hereof and thereof by GTCR, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions, (ii) constitute a default under, (iii) result in the violation of, or require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with any court, administrative or governmental body or agency pursuant to, the organizational documents of GTCR, or any law, statute, rule or regulation to which GTCR is subject, or any agreement, instrument, order, judgement or decree to which GTCR is subject.

         6E. BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon such Purchaser.

         6F. INVESTMENT INTENTION. Such Purchaser is acquiring the Purchased Shares to be acquired by it solely for its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act. Such Purchaser has been advised that the Purchased Shares have not been registered under the Securities Act or under the provisions of any state securities or "blue sky" law. Such Purchaser, by accepting the Purchased Shares, agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, encumber, hypothecate or dispose of such Purchased Shares (or solicit any offers to purchase or otherwise acquire or take a pledge of any of the Purchased Shares) unless such offer, transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition is made (i) pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities or "blue sky" laws or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and all applicable state securities or "blue sky" laws. Nothing contained herein shall prevent such Purchaser and subsequent holders of Purchased Shares from transferring such securities in compliance with the provisions of Section 4 hereof.

         6G. ACCREDITED INVESTOR, ABILITY TO BEAR RISK; EVALUATION OF RISKS. Such Purchaser is an "Accredited Investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of the Purchaser is such that it can afford to bear the economic risk of holding the unregistered Purchased Shares for an indefinite period of time. Such Purchaser can afford to suffer the complete loss of their investment in the Purchased Shares. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Purchased Shares. Such Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company and receive answers thereto, as such Purchaser has deemed necessary in connection with its decision to purchase the Purchased Shares, and that no representation or warranties, express or implied, are being made by the Company with respect to the Company or the Purchased Shares, other than those expressly set forth herein.

         Section 7. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "ACQUISITION PROPOSAL" means any proposal or offer to acquire all or a substantial part of the business or properties of the Company or any capital stock of the Company, whether by merger, tender offer, exchange offer, sale of assets or similar transaction involving the Company, division or operating or principal business unit of the Company.

                  "AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity and with respect to a Purchaser shall also include any general or limited partner of such Purchaser.

                  "AFFILIATED GROUP" means an affiliated group as defined in
         Section 1504 of the IRC (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any Subsidiary is or has been a member.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "COBRA" means part 6 of Subtitle B of Title I of ERISA.

                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law in each case concerning public health and safety, worker health and safety and pollution or protection of the environment.

                  "ENVIRONMENTAL LIEN" means any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Company arising under any Environmental and Safety Requirements.

                  "GTCR FUNDS" means GTCR Fund VI, L.P., a Delaware limited partnership, GTCR VI Executive Fund, L.P., a Delaware limited partnership, and GTCR Associates VI, a Delaware general partnership.

                  "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than six months past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
         (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss.

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "INVESTOR COMMON" means (i) the Common Stock issued hereunder and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Common, such shares shall cease to be Investor Common when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

                  "INVESTOR PREFERRED" means (i) the Class A Preferred issued hereunder and (ii) any Class A Preferred issued or issuable with respect to the Class A Preferred referred to in clause (i) above by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Investor Preferred, such shares shall cease to be Investor Preferred when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar rule then in force).

                  "INVESTOR STOCK" means the Investor Preferred and the Investor Common.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC Section shall be interpreted to include any revision of or successor to that Section regardless of how numbered or classified.

                  "KNOWLEDGE" means the actual knowledge, without investigation, of Ken S. Bajaj, Robert G. Harvey, Robert D. McCalley and Terrence M. McManus.

                  "LIEN" or "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against such Person, any of its Subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to such Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business)).

                  "LOSS" or "LOSSES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

                  "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as is intended to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "PERMITTED LIENS" means (i) Tax Liens with respect to Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (iii) interests or title of a lessor under any of the Leases; (iv) mechanics', materialmen's or contractors' Liens or encumbrances or any similar Lien or restriction for amounts not yet due and payable; and (v) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of such Person or detracting from the value of the assets of such Person.

                  "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "RESTRICTED SECURITIES" means (i) the Stock issued hereunder and pursuant to Section 1B(a) and Section 1B(b) hereof and (ii) any securities issued with respect to the securities referred to in clause
         (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have
         (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 4(iv) have been delivered by the Company in accordance with Section 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new certificates of like tenor not bearing a Securities Act legend of the character set forth in Section 4(iv).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, joint venture or other business entity of which (i) if a corporation, fifty percent (50%) or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, fifty percent (50%) or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a fifty percent (50%) or greater ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated fifty percent (50%) or more of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. The term Subsidiary shall include, without limitation, the Company's joint venture arrangement with Commerce Direct International, Inc., a Delaware corporation.

                  "TAX" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of the Company or any Subsidiary for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of the Company for the payment of any amounts of the type described in clause
         (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person.

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         Section 8.        MISCELLANEOUS.

         8A. EXPENSES. The Company agrees to pay, and hold the Purchasers and all holders of Investor Stock harmless against liability for the payment of, (i) the reasonable fees and expenses of their counsel arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement (including but not limited to fees and expenses arising with respect to any subsequent purchase of Stock pursuant to Section 1B(a)(ii) and Section 1B(b)(ii) hereof), (ii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Management Agreements, the Stockholders Agreement, the Put Agreement, the Professional Services Agreements, the Registration Agreement, the Common Stock Repurchase Agreement and the other agreements contemplated hereby and the Second and Third Restated Certificates of Incorporation, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Stock purchased hereunder or in accordance with Section 1B(a) or Section 1B(b) hereof, and (iv) the fees and expenses incurred with respect to the interpretation or enforcement of the rights granted under this Agreement, the Management Agreements, the Stockholders Agreement, the Put Agreement, the Professional Services Agreements, the Registration Agreement, the Common Stock Repurchase Agreement and the other agreements contemplated hereby and the Second and Third Restated Certificate of Incorporation and the Company's bylaws.

         8B. REMEDIES. Each holder of Investor Stock shall have all rights and remedies set forth in this Agreement and the Second and Third Restated Certificate of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         8C. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Investor Stock. In addition, any amendment of
Section 1B(b) of this Agreement shall require the written consent of Smart Technology. No other course of dealing between the Company and the holder of any Stock or any delay in exercising any rights hereunder or under the Second or Third Restated Certificates of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

         8D. COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         8E. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf, and shall terminate on the second anniversary of this Agreement.

         8F. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of Stock are also for the benefit of, and enforceable by, any subsequent holder of such Stock. The rights and obligations of GTCR under this Agreement and the agreements contemplated hereby may be assigned at any time, in whole or in part, to any investment fund managed by GTCR, or any successor thereto; provided that (i) such investment fund has adequate capital to purchase the rights and obligations to be assigned by the assigning party, (ii) such investment fund provides the representations pursuant to Sections 6F and 6G of this Agreement and (iii) the assigning party shall only assign its rights under this Agreement to the assignee in proportion to the amount of stock to be transferred by the assignor to the assignee (as compared to the total amount of Company stock owned by the assignor).

         8G. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, except that if because of a change in GAAP the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

         8H. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         8I. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         8J. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         8K. GOVERNING LAW. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         8L. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers and to the Company at the address indicated below:

         IF TO THE COMPANY:

         AppNet Systems, Inc.
         6700A Rockledge Drive
         Suite 525
         Bethesda, MD  20817
         Attention: President

         WITH A COPY TO:

         GTCR Golder Rauner, L.L.C.
         Sears Tower
         Chicago, Illinois 60606-6402
         Attention:        Bruce V. Rauner
         Phillip A. Canfield

         AND

         Kirkland & Ellis
         East Randolph Drive
         Chicago, Illinois 60601
         Attention: Stephen L. Ritchie

         AND

         Tucker, Flyer & Lewis
         L Street, N.W.
         Washington, D.C.  20036-5612
         Attention:        Arthur E. Cirulnick

         IF TO THE PURCHASERS:

         GTCR Golder Rauner, L.L.C.
         Sears Tower
         Chicago, Illinois 60606-6402
         Attention:        Bruce V. Rauner
         Philip A. Canfield

         AND

         Smart Technology, L.L.C.
         Norton Road
         Potomac, MD 20854

         WITH A COPY TO:

         Kirkland & Ellis
         East Randolph Drive
         Chicago, Illinois 60601
         Attention:  Stephen L. Ritchie

         AND

         Tucker, Flyer & Lewis
         L Street, N.W.
         Washington, D.C.  20036-5612
         Attention:        Arthur E. Cirulnick

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

                                            APPNET SYSTEMS, INC.


                                            By:          /s/ Ken S. Bajaj
                                                 ------------------------------
                                            Name: Ken S. Bajaj
                                            Its:  Chairman and President



                           GTCR GOLDER RAUNER, L.L.C.



                                            By:          /s/ Philip A. Canfield
                                                 ------------------------------
                                            Name:    Philip A. Canfield
                                            Its:     Principal



                            SMART TECHNOLOGY, L.L.C.


                                            By:          /s/ K Bajaj
                                                 ------------------------------
                                            Name:        K. R. Bajaj
                                            Its:         Managing Partner

                                LIST OF EXHIBITS


Exhibit A                  Pro Forma Monthly Budget
Exhibit B                  Smart Technology Subordinated Note
Exhibit C                  Second Restated Certificate of Incorporation
Exhibit D                  Company's Bylaws
Exhibits E1 to E4          Form of Management Agreements
Exhibit F                  Stockholders Agreement
Exhibit G                  Put Agreement
Exhibit H                  AIS Agreement
Exhibit I                  GTCR Professional Services Agreement
Exhibit J                  FMC Professional Services Agreement
Exhibit K                  Registration Agreement
Exhibit L                  Common Stock Repurchase Agreement
Exhibit M                  Exchange Agreement
Exhibit N                  SVB Common Stock Warrant
Exhibit O                  SVB Preferred Stock Warrant
Exhibit P                  Amended Smart Technology Warrant
Exhibit Q                  First Amendment to Joint Venture Agreement
Exhibit R                  Anchor Release
Exhibit S                  Davidson Release
Exhibit T                  SVB Consent
Exhibit U                  Third Restated Certificate of Incorporation



                                LIST OF SCHEDULES
Arbor Stockholders Schedule
Capitalization Schedule
Subsidiary Schedule
Financial Statements Schedule
Indebtedness Schedule
Liabilities Schedule
Extraordinary Transactions Schedule
Developments Schedule
Assets Schedule
Leased Real Property Schedule
Taxes Schedule
Contracts Schedule
Employee Benefits Schedule
Intellectual Property Schedule
Permits Schedule
Brokerage Schedule
Insurance Schedule
Employees Schedule

Employee Benefits Schedule
Affiliated Transactions Schedule
Officer, Director and Bank Accounts Schedule
Product Warranty Schedule
Environmental Schedule
Suppliers and Customers Schedule

                      FIRST AMENDMENT TO PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "AMENDMENT") is made as of August 1, 1998 by and among AppNet Systems, Inc., a Delaware corporation ("APPNET"), Smart Technology, L.L.C. ("SMART TECHNOLOGY"), GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("GTCR"), GTCR Fund VI, L.P., a Delaware limited partnership ("GTCR FUND VI"), GTCR VI Executive Fund, L.P., a Delaware limited partnership ("EXECUTIVE FUND"), and GTCR Associates VI, a Delaware general partnership ("ASSOCIATES FUND" and together with GTCR Fund VI and the Executive Fund, the "GTCR FUNDS").

                  WHEREAS, GTCR, Smart Technology and AppNet entered into a Purchase Agreement dated as of June 29, 1998 (the "PURCHASE AGREEMENT");

                  WHEREAS, pursuant to a Stock Purchase Agreement by and among GTCR, GTCR Fund VI, the Executive Fund and the Associates Fund dated July 1, 1998 (the "STOCK PURCHASE AGREEMENT"), each of the GTCR Funds purchased from GTCR the following number of shares of Common Stock at a price of $0.1055 per share: (i) GTCR Fund VI, 31,978,095 shares; (ii) Executive Fund, 229,251 shares; and (iii) Associates Fund, 72,404 shares (the "GTCR TRANSFER");

                  WHEREAS, in connection with the GTCR Transfer, GTCR assigned to the GTCR Funds the obligation of GTCR to purchase shares of AppNet's Class A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "CLASS A PREFERRED") pursuant to Section 1(B)(a)(ii) of the Purchase Agreement;

                  WHEREAS, pursuant to a Merger Agreement dated July 31, 1998 by and among AppNet, SSC Acquisition Sub #1, Inc., a wholly owned subsidiary of AppNet, Software Services Corporation ("SSC") and certain shareholders of SSC, SSC Acquisition Sub #1, Inc. has agreed to merge with SSC (the "PROPOSED MERGER") and as partial consideration therefore the SSC shareholders and optionholders will receive 11,580 shares of Class A Preferred (the "PREFERRED STOCK CONSIDERATION");

                  WHEREAS, the Preferred Stock Consideration affects the commitments of the GTCR Funds and Smart Technology to purchase shares of Class A Preferred pursuant to the terms of the Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, and for the purpose of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. INCORPORATION OF PURCHASE AGREEMENT. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Purchase Agreement. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. AMENDMENT OF PURCHASE AGREEMENT. The Purchase Agreement is hereby amended as follows:

         The second and third sentences of Section 1B(a)(ii) of the Purchase Agreement are amended to read as follows:

         GTCR is committing to providing $86,627,114 (including the amount invested to purchase the Purchased Shares) in equity financing to the Company as the equity portion of the debt and equity financing necessary to fund the Company's working capital and such acquisitions, in each case as approved by the Company's board of directors (the "BOARD") and GTCR (an "APPROVED USE"). In order to implement the foregoing, GTCR shall purchase from time to time after the Closing, upon the written request of the Board in connection with such an Approved Use, up to 83,221.6 shares of Class A Preferred at a price of $1,000 per share as adjusted from time to time as a result of stock dividends, stock splits, recapitalization and similar events).

         The first two sentences of Section 1B(b)(ii) of the Purchase Agreement are amended to read as follows:

         Upon the purchase from time to time by GTCR of up to 83,221.6 shares of Class A Preferred pursuant to Section 1B(a) of the Purchase Agreement, Smart Technology will purchase, and the Company will sell up to an aggregate of 1,698.4 shares of Class A Preferred at a price of $1,000.00 per share (as adjusted from time to time as a result of stock splits, stock dividends, recapitalizations and similar events). The number of shares of Class A Preferred to be sold by the Company and purchased by Smart Technology at any time shall equal (i) 1,698.4 shares of Class A Preferred MULTIPLIED BY (ii) a fraction (A) the numerator of which will be the number of shares of Class A Preferred to be concurrently purchased by GTCR and (B) the denominator of which will be 83,221.6 shares.

         3. EFFECTUATION. The amendments to the Purchase Agreement contemplated by this Amendment shall be deemed effective upon the consummation of the Proposed Merger without any further action required by the parties hereto.

         4. CHOICE OF LAW. The construction, validity, interpretation and enforcement of this Amendment shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

         5. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    * * * * *

         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first above written.


                                       GTCR GOLDER RAUNER, L.L.C.


                                       By:            /s/ Philip A. Canfield
                                            -----------------------------------
                                       Name:    Philip A. Canfield
                                       Its:     Principal



                                       GTCR FUND VI, L.P.

                                       By:      GTCR Partners VI, L.P.
                                       Its:     General Partner

                                       By:      GTCR Golder Rauner, L.L.C.
                                       Its:     General Partner

                                       By:            /s/ Philip A. Canfield
                                            -----------------------------------
                                       Name:    Philip A. Canfield
                                       Its:     Principal



                                       GTCR VI EXECUTIVE FUND, L.P.

                                       By:      GTCR Partners VI, L.P.
                                       Its:     General Partner


                                       By:      GTCR Golder Rauner, L.L.C.
                                       Its:     General Partner

                                       By:            /s/ Philip A. Canfield
                                            -----------------------------------
                                       Name:    Philip A. Canfield
                                       Its:     Principal





[Continuation of Purchase Agreement Amendment Signature Page]

                                       GTCR ASSOCIATES VI

                                       By:      GTCR Partners VI, L.P.
                                       Its:     Managing General Partner

                                       By:      GTCR Golder Rauner, L.L.C.
                                       Its:     General Partner

                                       By:            /s/ Philip A. Canfield
                                            -----------------------------------
                                       Name:    Philip A. Canfield
                                       Its:     Principal



                                       APPNET SYSTEMS, INC.


                                       By:            /s/ Ken S. Bajaj
                                            -----------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                            -----------------------------------


                                       SMART TECHNOLOGY, L.L.C.


                                       By:            /s/ K. Bajaj
                                            -----------------------------------
                                       Name:      K. BAJAJ
                                            -----------------------------------
                                       Its:     MANAGING PARTNER
                                            -----------------------------------

              FORM OF SECOND AMENDMENT TO THE PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO THE PURCHASE AGREEMENT (this "Amendment") is made as of June ____, 1999, among AppNet Systems, Inc., a Delaware corporation (the "Company"), Smart Technology, L.L.C. ("Smart Technology"), GTCR Fund VI, L.P., a Delaware limited partnership ("GTCR Fund VI"), GTCR VI Executive Fund, L.P., a Delaware limited partnership ("Executive Fund"), and GTCR Associates VI, a Delaware general partnership ("Associates Fund" and together with GTCR Fund VI and Executive Fund, the "GTCR Funds"). The GTCR Funds and Smart Technology are referred to herein collectively as the "Purchasers".

         WHEREAS, the Company, Smart Technology and GTCR Golder Rauner, L.L.C., a Delaware limited liability company ("Golder Rauner"), entered into a Purchase Agreement, dated as of June 29, 1998, as amended (the "Purchase Agreement"), which set forth the terms pursuant to which Smart Technology and Golder Rauner would purchase Common Stock, par value .0005 per share of the Company ("Common Stock") and Class A Preferred Stock, par value $.01 per share, of the Company (the "Class A Preferred Stock");

         WHEREAS, pursuant to the Stock Purchase Agreement by and among Golder Rauner, GTCR Fund VI, Executive Fund and Associates Fund dated July 1, 1998, the GTCR Funds purchased all of the Common Stock from Golder Rauner and Golder Rauner assigned to the GTCR Funds its obligations to purchase shares of Class A Preferred Stock pursuant to Section 1(B)(a)(ii) of the Purchase Agreement;

         WHEREAS, the Company expects to offer its Common Stock, par value $.0005 per share, for sale to the public in an initial public offering pursuant to a Registration Statement on Form S-1 registered with the Securities and Exchange Commission (the "Initial Public Offering");

         WHEREAS, the Company intends to use certain proceeds of the Initial Public Offering to redeem the issued and outstanding shares of Class A Preferred Stock; and

         WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement as set forth herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. INCORPORATION OF PURCHASE AGREEMENT. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Purchase Agreement. Except as specifically set forth herein, the Purchase Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. TERMINATION OF CERTAIN PROVISIONS OF THE PURCHASE AGREEMENT. Upon the consummation of the Initial Public Offering, each of the following provisions of the Purchase Agreement shall terminate and shall have no further force or effect:

                  (a)       Section 1B(a)(ii);

                  (b)       Section 1B(b)(ii);

                  (c)       Section 1B(b)(iii);

                  (d)       Section 3C;

                  (e)       Section 3D;

                  (f)       Section 3E; and

                  (g)       Section 3I.

         3. AMENDMENT TO SECTION 3H OF THE PURCHASE AGREEMENT. Section 3H of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         "The Company shall not, nor shall it permit any Subsidiary to, disclose a Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchasers, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making any such required disclosure which is materially inconsistent with the Company's then-previous disclosure the Company shall give written notice to such Purchasers describing in reasonable detail the proposed content of such disclosure and shall permit such Purchasers to review and comment upon the form and substance of such disclosure."

         4. COMPOSITION OF BOARD OF DIRECTORS; COMPENSATION COMMITTEE. The Company covenants that it shall, subject to any limitations imposed by Delaware law, use its best efforts to nominate and ensure that the GTCR Funds will be entitled to appoint one designee to the Company's Board of Directors and to the Company's Compensation and Stock Option Committee of the Board of Directors. This Section 4 shall terminate upon the GTCR Funds collectively failing to hold at least 15% of the GTCR Funds' holdings, as of the date hereof, of the Corporation's Common Stock.

         5. EFFECTUATION. The amendments to the Purchase Agreement contemplated by this Amendment shall be deemed effective upon the consummation of the Company's Initial Public Offering without any further action required by the parties.

         6. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

         7. AMENDMENT. No provision of this Amendment may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by holders of a majority of the Investor Stock and the Company; provided that no amendment may be made to the terms of Sections 2(a), 2(b) or 2(c) hereof without the written consent of Smart Technology.

         8. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.

                            [Execution Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Purchase Agreement as of the date first written above.

                                   APPNET SYSTEMS, INC.


                                   By:
                                       -------------------------------
                                   Name:
                                   Title:


                                   SMART TECHNOLOGY, L.L.C.


                                   By:
                                       -------------------------------
                                   Name:
                                   Title:


                                   GTCR FUND VI, L.P.

                                      By:   GTCR Partners VI, L.P.
                                      Its:  General Partner

                                      By:   GTCR Golder Rauner, L.L.C.
                                      Its:  General Partner


                                   By:
                                       -------------------------------
                                   Name:  Philip A. Canfield
                                   Its:   Principal


                                   GTCR VI EXECUTIVE FUND, L.P.

                                      By:   GTCR Partners VI, L.P.
                                      Its:  General Partner

                                      By:   GTCR Golder Rauner, L.L.C.
                                      Its:  General Partner


                                   By:
                                       -------------------------------
                                   Name:  Philip A. Canfield
                                   Its:   Principal

                                   GTCR ASSOCIATES VI

                                      By:   GTCR Partners VI, L.P.
                                      Its:  General Partner

                                      By:   GTCR Golder Rauner, L.L.C.
                                      Its:  General Partner


                                   By:
                                       -------------------------------
                                   Name:  Philip A. Canfield
                                   Its:   Principal